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                                                                       EXHIBIT 5
SCHIFF HARDIN & WAITE
A Partnership Including Professional Corporations
7200 Sears Tower, Chicago, Illinois  60606-6473
Telephone (312) 876-1000  Facsimile (312) 258-5600
                                                                        Chicago
                                                                     Washington
                                                                       New York
                                                                         Peoria
                                                                   Merrillville
Andrew A. Kling
(312) 258-5551


                                   February 25, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  NIPSCO Industries, Inc. and NIPSCO Capital Markets, Inc. Registration
          ---------------------------------------------------------------------
          Statement on Form S-3
          ---------------------

Ladies and Gentlemen:

     We are acting as counsel to NIPSCO Industries, Inc., an Indiana corporation ("Industries"), and NIPSCO Capital Markets, Inc., an Indiana corporation ("Capital"), in connection with the filing of a Registration Statement on Form S-3 by Capital and Industries. The Registration Statement relates to registering the offer and sale of debt securities in the aggregate principal amount of $300,000,000 (the "Debt Securities"), and the related obligations of Industries under the Support Agreement, dated April 4, 1989, as amended as of May 15, 1989, December 10, 1990, and February 14, 1991, between Capital and Industries (the "Support Agreement"), as more fully described in the Registration Statement. The Debt Securities will be issued under an indenture among Capital, Industries and The Chase Manhattan Bank, as trustee (the "Trustee"), in substantially the form of Exhibit 4.1 to the Registration Statement (the "Indenture"). In that connection, we have examined such corporate records, certificates and other documents, and have made such other factual and legal investigations, as we have deemed necessary or appropriate for the purposes of this opinion.

     Based upon the foregoing, it is our opinion that:

     1. The Debt Securities will be the legally issued, valid and binding obligations of Capital, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity, at such time as:

          (a) the Indenture shall have been duly executed and delivered by the Company and the Trustee;

          (b) the series in which such Debt Securities are to be issued and the terms of such Debt Securities shall have established by or pursuant to resolutions of the Board of Directors of Capital consistent with the Indenture, and such series and terms shall have been set forth
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Securities and Exchange Commission
February 25, 1997
Page 2


     or determined in the manner provided in an Officer's Certificate (as defined in the Indenture) or supplemental indenture in accordance with the requirements of the Indenture;

          (c) such Debt Securities shall have been duly executed by Capital, duly authenticated by the Trustee pursuant to the Indenture, and delivered to the purchasers thereof upon payment of the agreement consideration therefor; and

          (d) the Registration Statement shall have become effective under the Securities Act of 1933, as amended, and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; and the Debt Securities shall have been issued as contemplated by the Registration Statement and the procedures for sales of securities pursuant to Rule 415 under such Act.

          2. The Debt Securities are entitled to the benefit of the Support Agreement, which is the valid and binding obligation of Industries, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

          We hereby consent to the use of our name under the caption "Legal Opinion" in the Prospectus, and under the caption "Legal Opinions" in the Prospectus Supplement, constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to such Registration Statement.


                                    Very truly yours,

                                    SCHIFF HARDIN & WAITE



                                    By: /s/ ANDREW A. KLING
                                        -----------------------------
                                         Andrew A. Kling

AAK/dr